                                                                          10.4.3

                               FACILITY AGREEMENT

      This Facility Agreement is made and entered into as of the 18th day of June, 1998, by and between MEDICIS CONSUMER PRODUCTS COMPANY, L.L.C., a Delaware limited company (the "LLC"), and IMX PHARMACEUTICALS, INC., a Utah corporation ("IMX"). Capitalized terms used herein without definitions shall have the meaning set forth in the Joint Venture Agreement (as defined below).

      WHEREAS, pursuant to a Joint Venture Agreement dated June 12, 1998 and its exhibits, schedules, attachments and all other related agreements contemplated therein (collectively, "Joint Venture Agreement") by and between IMX and MEDICIS PARTNERS INCORPORATED, a Delaware corporation ("MEDICIS"), IMX and MEDICIS have agreed to form a joint venture to develop and market pharmaceutical products and have formed LLC as the joint venture entity;

      WHEREAS, IMX currently leases approximately 4,100 square feet of office space at 2295 Corporate Boulevard, Boca Raton, Florida 33431 under a lease which currently terminates on March 31, 2001 (the "Office Lease") and also leases approximately 1,500 square feet of warehouse space located at 2960 N.W. 2nd Avenue, Bay J, Boca Raton, Florida 33431 which terminates on April 30, 1999 (the "Warehouse Lease") (the Warehouse Lease and/or the Office Lease, shall be collectively the "Leases").

      WHEREAS, pursuant to the terms of the LLC Agreement, IMX has agreed to permit the LLC to occupy and use the office and warehouse facilities and to sublease to the LLC the Office Lease and Warehouse Lease subject to and upon the terms as set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is agreed as follows:

      1. Sublease.

            (a) IMX hereby subleases to LLC all of the space utilized under the Leases except the space currently used as offices of the Significant Employees or for the support of the Significant Employees (the space used by LLC is the "Occupied Space"), which shall continue to be leased and used by IMX.

            (b) Also included in this Sublease are: (i) all of the common areas which will be used jointly by LLC and IMX; (ii) the use of the telephone system and telephones and computer hardware; and (iii) copy machines, fax machines, furniture and other facilities and services necessary to conduct the business of LLC as contemplated under the Joint Venture Agreement and other Major Agreements. IMX hereby represents and warrants it has obtained all necessary approval for the sublease granted hereunder.

      2. Rent. The rent payable to IMX shall initially be in the amount of Five Thousand Seventy-Three Dollars and Thirteen Cents ($5,073.13) per annum payable in equal monthly installments on the first day of each calendar month during the Term.

      3. Term. This Sublease shall commence on the date of execution by the parties and unless earlier terminated pursuant to this Section 3, shall remain in effect until termination of the Office Lease ("Initial Term"). The term of this Sublease shall be extended on any renewal of the Leases (as set forth in Section 4(b)) or, if applicable, on the agreement for any New Leases (as set forth in Section 4(a) or 4(c)) ("Extended Term"). However, in the event that the LLC fails to pay any rent within 30 days after the due date and does not cure such failure within 30 days after receipt of written notice of IMX of such failure, IMX shall have the right to terminate this Sublease immediately upon written notice of termination to the LLC. LLC shall be entitled to immediately terminate by written notice this Sublease upon any failure by IMX to pay rent to the Landlord when due which is not cured within 30 days after the date of notice by either LLC or the Landlord of such failure to pay rent. In the event of termination due to a breach, by either party, of the Joint Venture Agreement, the non-breaching party shall also be entitled to terminate this Sublease. Upon any termination of this Sublease by LLC under this Section 3, all obligation to pay rent shall cease as of the date of such termination.

      4. Renewal of Leases; New Leases.

            (a) Additional Space. If during the Initial Term, IMX seeks office or warehouse space in addition to the Leases to rent for its own purposes, IMX shall inform LLC in writing. LLC shall be entitled in its discretion to sublease from IMX a percentage of the additional space being leased by IMX upon the same terms and conditions as are contained herein, except the rent to be paid by LLC to IMX under the sublease shall be a percentage of the total rent to be paid by IMX to the landlord which is proportionately equal to the percentage used by LLC of the total additional space rented by IMX. The term of such sublease shall be as the parties agree in writing.

            (b) Lease Renewal. During the Initial Term IMX shall not terminate either the Office Lease or Warehouse Lease, prior to the natural expiration of the Leases by their terms, without the prior written consent of LLC. IMX may renew the Office Lease and/or Warehouse Lease upon their expiration, provided however, that LLC shall be entitled, but not required, to continue to sublease the same Occupied Space under this Sublease for such period as LLC in its sole discretion shall determine. In the event the rent charged IMX by the Landlord(s) increases under the Lease renewal then the rent to be paid by the LLC shall increase proportionately on a pro rata basis to equal the percentage of space being used by LLC. If IMX determines that it shall not renew either the Office Lease and/or Warehouse Lease, IMX shall so notify LLC in writing prior to the expiration of the term of such Lease. LLC shall then have the option to rent the Occupied Space directly from the landlord.

            (c) New Leases. If IMX and LLC allow the Leases to terminate and IMX leases new office and/or warehouse facilities ("New Leases"), the LLC shall be entitled, but not required, to sublease space in such new facilities on the same terms and conditions as are


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

contained in this Sublease provided however that the rent payable by LLC for such sublease shall be a percentage of the total rent to be paid by IMX to the landlord which is proportionately equal to the percentage used by LLC of total new space rented by IMX. The term of such sublease shall be as the parties agree in writing.

      5. Arbitration. The parties shall promptly submit to arbitration pursuant to Section 19 of the Joint Venture Agreement any dispute which may arise in connection with this Sublease (or the transactions or relationships contemplated thereon) that is not promptly resolved by them.

      6. Choice of Forum and Governing Law. The parties agree that: (i) subject to Section 5, any claims or litigation involving any noncompliance with or breach of this Sublease, or regarding the interpretation, validity and/or enforceability of this Sublease, shall be filed and conducted exclusively in the state or federal courts in Maricopa County, Arizona; (ii) the parties consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens; and (iii) this Sublease shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard for any conflict of law principles. The choice of forum set forth in this
Section 6 shall not be deemed to preclude the enforcement of any action under this Sublease in any other jurisdiction.

      7. Severability. In the event any portion of this Sublease shall be held illegal, void or ineffective, the remaining portions hereof shall, remain in full force and effect. If any of the terms or provisions of this Sublease are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Sublease are materially altered, the parties will renegotiate the terms and conditions of this Sublease to resolve any inequities in an attempt to carry out to the extent legally permissible the severed or altered portion.

      8. Assignment; Binding Agreement.

            (a) This Sublease and all or any part of LLC's rights and obligations hereunder may be assigned by LLC at any time to any Affiliate of LLC. LLC shall cause such Affiliate(s) to perform any of LLC's obligations hereunder which are assigned to such Affiliate(s).

            (b) Neither this Sublease nor any of IMX's rights or obligations hereunder may be assigned by IMX without LLC's prior written consent.

            (c) This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns. This Sublease is not intended, nor shall be construed, to give any person other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

      9. Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Sublease, it being intended that any remedies shall be cumulative and not exclusive.

      10. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Sublease or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Sublease, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Sublease.

      11. Entire Agreement and Modification. This Sublease, the Joint Venture Agreement and the other Major Agreements and the documents delivered pursuant thereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Sublease shall be valid unless the same shall be in writing and signed by all parties hereto.

      12. Counterparts. This Sublease may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      13. Cooperation. Each party agrees to cooperate and to take such further action and to execute and deliver such additional instruments and documents as the other party may, from time to time, reasonable request in order to effectuate and accomplish the purpose of this Sublease.

      14. Headings; Interpretation. The section headings contained in this Sublease are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Sublease. Both parties have participated substantially in the negotiation and drafting of this Sublease and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

      15. Payment of Fees and Expenses. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Sublease and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees.

      16. Notices. All written notices or other written communications required under this Sublease shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and airfreight forwarders) or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a party designated in writing by such party to the others):

            If to LLC:      Medicis Consumer Products Company, L.L.C.
                            c/o Medicis Partners Incorporated
                            4343 East Camelback, Suite 250
                            Phoenix, Arizona 85018-2700
                            Attention: Jonah Shacknai
            with a copy to: Bryan Cave LLP
                            2800 North Central Avenue
                            21st Floor
                            Phoenix, Arizona 85004-1098
                            Attention: Frank M. Placenti, Esq.

            If to  IMX:     IMX Pharmaceutical Corporation
                            2295 Corporate Boulevard
                            Boca Raton, Florida 33431
                            Attn: William Forster

            with a copy to: Nason, Yeager, Gerson, White & Lioce, P.A.
                            1645 Palm Beach Lakes Boulevard
                            Suite 1200
                            West Palm Beach, Florida 33401
                            Attn: Gary N. Gerson

All written notices shall be deemed delivered and properly received upon the earlier of two (2) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

      IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.


                              MEDICIS CONSUMER PRODUCTS
                              COMPANY, L.L.C.

                              By: /s/ Mark Prygocki
                                  ----------------------------------------------
                                  Medicis Partners Incorporated, General Manager
                                     By: Mark A. Prygocki, Sr.
                                     Chief Financial Officer


                              IMX PHARMACEUTICALS, INC.

                              By: /s/ William Forster, President
                                  ----------------------------------------------
                                  William Forster, President


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